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                                                                   EXHIBIT 23.2

                             ACCOUNTANTS' CONSENT

The Board of Directors
Bay State Gas Company:

      We consent to the use of our audit report dated October 27, 1998 on the consolidated financial statements of Bay State Gas Company and subsidiaries as of September 30, 1998 and for each of the years in the three-year period then ended incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

Boston, Massachusetts
January 21, 1999